Exhibit 23.1

Consent of Deloitte & Touche, LLP

We consent to the incorporation by reference in this Registration Statement of Curtiss-Wright Corporation on Form S-3 of our reports dated February 20, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Curtiss-Wright Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/	Deloitte & Touche, LLP
Parsippany, New Jersey March 26, 2004